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                                   EXHIBIT 16


YIELD CALCULATIONS

REAL ESTATE SECURITIES FUND, ADMINISTRATIVE SHARES:
a = 552.41
b = 238.05
c = 15,892.750
d = 11.08
                        6
Yield = 2(((a-b)/c*d)+1) -1
                                                   6
          = 2(((552.41-238.05)/15,892.750*11.08)+1) -1
          = 2.1518%

REAL ESTATE SECURITIES FUND, INSTITUTIONAL SHARES:
a = 3,005.05
b = 797.97
c = 85,798.787
d = 11.10
                        6
Yield = 2(((a-b)/c*d)+1) -1
                                                     6
          = 2(((3,005.05-797.97)/85,798.787*11.10)+1) -1
          = 2.7971%

BOND FUND, ADMINISTRATIVE SHARES:
a = 923.74
b = 175.22
c = 16,687.859
d = 10.09
                        6
Yield = 2(((a-b)/c*d)+1) -1
                                                   6
          = 2(((915.65-175.22)/16,687.859*10.09)+1) -1
          = 5.3941%

BOND FUND, INSTITUTIONAL SHARES:
a = 20,566.61
b = 1,985.28
c = 371,864.341
d = 10.09
                        6
Yield = 2(((a-b)/c*d)+1) -1
                                                         6
          = 2(((20,407.93-1,985.28)/371,864.341*10.09)+1) -1
          = 6.0167%

TOTAL RETURNS SINCE INCEPTION

Growth Fund, Administrative Shares:
$10,000(1+T) = $13,630.00 or an aggregate rate of 36.30%

Growth Fund, Institutional Shares:
$10,000(1+T) = $13,740.00 or an aggregate rate of 37.40%

Mid-Cap "EDGE"(sm) Fund, Administrative Shares:
$10,000(1+T) = $14,930.00 or an aggregate rate of 49.30%

Mid-Cap "EDGE"(sm) Fund, Institutional Shares:
$10,000(1+T) = $14,970.00 or an aggregate rate of 49.70%
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Bond Fund, Administrative Shares:
$10,000((1+T) = $10,386.02 or an aggregate rate of 3.86%

Bond Fund, Institutional Shares:
$10,000(1+T) = $10,401.94 or an aggregate rate of 4.02%

Real Estate Securities Fund, Administrative Shares:
$10,000(1+T) = $11,222.46 or an aggregate rate of 12.22%

Real Estate Securities Fund, Institutional Shares:
$10,000(1+T) = $11,239.05 or an aggregate rate of 12.39%